Exhibit 23.2
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Annual Report (Form 10-K) of P.F. Chang’s China Bistro, Inc. of our report dated February 13, 2006 with respect to the consolidated financial statements of P.F. Chang’s China Bistro, Inc., included in the 2006 Annual Report to Shareholders of P.F. Chang’s China Bistro, Inc.
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-134213) pertaining to the P.F. Chang’s China Bistro, Inc. 2006 Equity Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-132410) pertaining to the Pei Wei Asian Diner, Inc. 2001 Stock Option Plan,

(3)	Registration Statement (Form S-8 No. 333-122408) pertaining to the P.F. Chang’s China Bistro, Inc. Key Employee Stock Purchase Plan,

(4)	Registration Statement (Form S-8 No. 333-116372) pertaining to the P.F. Chang’s China Bistro, Inc. 1998 Stock Option Plan,

(5)	Registration Statement (Form S-8 No. 333-98665) pertaining to the P.F. Chang’s China Bistro, Inc. 1998 Stock Option Plan, 1999 Nonstatutory Stock Option Plan,

(6)	Registration Statement (Form S-8 No. 333-73035) pertaining to the P.F. Chang’s China Bistro, Inc. 1996 Employee Stock Option Plan, 1997 Restaurant Management Stock Option Plan, 1998 Stock Option Plan, 1998 Employee Stock Purchase Plan, and

(7)	Registration Statement (Form S-3 No. 333-56618) of P.F. Chang’s China Bistro, Inc.;
of our report dated February 13, 2006, with respect to the consolidated financial statements of P.F. Chang’s China Bistro, Inc. included in this Annual Report (Form 10-K) of P.F. Chang’s China Bistro, Inc.
/s/ Ernst & Young LLP
Phoenix, Arizona
February 13, 2007

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